UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 25, 2007

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2007, USEC Inc. ("USEC" or the "Company") entered into a contract with BWXT Services, Inc. ("BWXT Services"), a subsidiary of BWX Technologies, Inc. and an indirect wholly owned subsidiary of McDermott International, Inc., for the manufacture of components for centrifuge machines to be used in USEC’s American Centrifuge uranium enrichment plant in Piketon, Ohio.

The contract is a long-term agreement with work divided into three stages that cover lead cascade manufacturing support, facility modifications required for high volume manufacturing, and commercial plant centrifuge component production. The first stage includes work scope previously being performed by The Boeing Company in Oak Ridge relating to the Company’s lead cascade of centrifuge machines, with pricing for work performed based on allowable costs plus fixed fee. The second stage is for initial commercial plant machine production, with pricing for work performed based on allowable costs plus incentive fees. The third stage is for the manufacture and delivery of centrifuge assemblies, with pricing for work performed based on a target cost with incentives. The target cost will be negotiated based on experience in the first two stages.

The contract period of performance runs through 2012. Performance by BWXT Services is guaranteed by BWX Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

June 29, 2007	By:	John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)